                             AMENDED AND RESTATED

                                CODE OF ETHICS

                                    OF THE

                               OPPENHEIMER FUNDS
                               -----------------

                           Dated as of May 15, 2002

     This Code of Ethics has been adopted by each of the investment  companies for which  OppenheimerFunds,  Inc.  ("OFI") or its  subsidiaries or affiliates acts as investment adviser (the "Oppenheimer  funds");  by OFI and each of its subsidiaries;  and also by OppenheimerFunds  Distributor,  Inc. ("OFDI"),  the principal  underwriter of the Oppenheimer funds, in compliance with Rule 17j-1
(the  "Rule")  under the  Investment  Company  Act of 1940,  as  amended  (the
"Act"),   to  establish   standards  and  procedures  for  the  detection  and
prevention  of activities by which  persons  having  knowledge of  recommended
investments  and  investment   intentions  of  the  Oppenheimer  funds,  other
investment  companies and other clients for which OFI or its  subsidiaries  or affiliates act as adviser or sub-adviser  (collectively,  "Advisory  Clients")
may  abuse  their  fiduciary  duties  and  otherwise  to deal with the type of conflict of interest situations to which the rule is addressed.

     In general,  the fiduciary  principles  that govern  personal  investment activities reflect, at the minimum,  the following:  (1) the duty at all times to place the interests of Advisory  Clients first;  (2) the  requirement  that all personal securities  transactions be conducted consistent with the Code of
Ethics and in such a manner as to avoid any actual or  potential  conflict  of
interest   or  any   abuse  of  an   individual's   position   of  trust   and
responsibility;   and  (3)  the  fundamental  standard  that  Advisory  Client personnel should not take inappropriate advantage of their positions.

     1.  Important General Prohibitions
         ------------------------------

         The specific  provisions and reporting  requirements  of this Code of
Ethics are concerned  primarily with those investment  activities of a Covered
Person (as defined  below) who may benefit from or interfere with the purchase or sale of portfolio  securities by Advisory Clients.  However,  both the Rule and this Code of Ethics  prohibit  any  officer  or  director  of an  Advisory
Client as well as any  Affiliate  (as defined  below)  from using  information concerning the investment  intentions of Advisory Clients, or their ability to influence  such  investment  intentions,  for  personal  gain  or in a  manner detrimental to the interests of any Advisory  Client.  Specifically,  the Rule makes it unlawful for any such person,  directly or  indirectly  in connection with  the  purchase  or sale of a  "security  held or to be  acquired"  by any
Advisory Client to:

         (i)  employ any device,  scheme or artifice to defraud such  Advisory
              Client;

         (ii) make to such Advisory Client any untrue  statement of a material fact or omit to state to such  Advisory  Client a material  fact necessary in order to make the statements  made, in light of the circumstances under which they are made, not misleading;

         (iii)     engage in any act,  practice,  or course of business  which operates  or would  operate  as a fraud or deceit  upon any such
              Advisory Client; or

         (iv) engage  in  any  manipulative  practice  with  respect  to  such
              Advisory Client.

2.    Definitions - As used herein:
-----------------

         "Advisory  Client"  means  any  Oppenheimer  fund,  other  investment
         ------------------
         company  or other  client  for  which  OFI or its  affiliates  act as adviser or sub-adviser.

         "Affiliate" means any officer,  director, trustee or employee of OFI,
         -----------
         OFDI,   Centennial  Asset  Management   Corporation   ("CAMC"),   OAM
         Institutional,   Inc.,   HarbourView  Asset  Management   Corporation
         ("HarbourView")   or  Trinity   Investment   Management   Corporation
         ("Trinity")  as  well  as any  persons  who  directly  or  indirectly control (as defined in the Act) their activities.  It includes but is not limited to "Covered Persons," other than Independent Directors.

         "Beneficial  Interest"  means any  interest by which an  Affiliate or
         ----------------------
         Covered  Person,  or  any  member  of his  or  her  immediate  family
         (relative by blood or  marriage)  living in the same  household,  can directly or indirectly  derive a monetary  benefit from the purchase, sale or ownership of a security  except such  interests as a majority of the  Independent  Directors  of the affected  Oppenheimer  fund(s)
         shall  determine  to be too  remote  for the  purpose of this Code of
         Ethics.

         "Covered  Persons"  means,  in addition to the officers and directors
         ------------------
         of OFI, OFDI, CAMC, OAM  Institutional,  HarbourView,  Trinity and/or
         any of the  Oppenheimer  funds (1) any person who, in connection with his regular  functions or duties,  participates  in the selection of, or regularly obtains information regarding,  the Securities currently being  purchased,  sold or  considered  for  purchase  or sale by any
         Advisory  Client,  and who is  also an  employee  of OFI,  CAMC,  OAM
         Institutional,  HarbourView,  Trinity  or any other  entity  adopting this Code of Ethics or, for the  purposes of  Paragraph  5(j) solely,
         the   Sub-Adviser;   and  (2)  any   natural   person  in  a  control
         relationship  to an  Advisory  Client or its  investment  adviser who obtains information  concerning  recommendations made to the Advisory
         Client  with  regard to the  purchase  or sale of  Securities  by the
         Advisory Client.

         "Independent   Director"   means  any   director  or  trustee  of  an
         ------------------------
         investment  company who is not an "interested  person" of OFI, any of its  parents  or  subsidiaries,  or any of the  Oppenheimer  funds as defined by Section 2(a)(19) of the Act.

         "Initial Public Offering" means an offering of securities  registered
         -------------------------
         under the  Securities  Act of 1933,  the issuer of which  immediately
         before  the   registration,   was  not   subject  to  the   reporting
         requirements  of sections 13 or 15(d) of the Securities  Exchange Act of 1934.

         "Investment  Person" means (1) a Portfolio Manager,  (2) a securities
         --------------------
         analyst or trader who  provides  information  and advice to Portfolio
         Managers or who helps execute a Portfolio  Manager's  decisions,  (3)
         any other person who, in  connection  with his/her  duties,  makes or
         participates   in  making   recommendations   regarding  an  Advisory
         Client's  purchase or sale of securities,  and (4) any natural person in a control  relationship  to an Advisory  Client or its  investment adviser who obtains information  concerning  recommendations  made to
         the  Advisory   Client  with  regard  to  the  purchase  or  sale  of
         Securities by the Advisory Client.

         "Oppenheimer  fund" for  purposes  of this  Code of Ethics  means any
         -------------------
         investment  company  registered under the Investment  Company Act for which OFI, CAMC,  HarbourView,  or Trinity is the investment  adviser or sub-adviser.

         "Portfolio  Manager"  means an individual  entrusted  with the direct
         --------------------
         responsibility and authority to make investment  decisions  affecting a particular Advisory Client.

         "Private   Placement"   means  an   offering   that  is  exempt  from
         ---------------------
         registration  under the  Securities  Act of 1933  pursuant to section
         4(2) or section  4(6) or pursuant  to rule 504,  rule 505 or rule 506 under the Securities Act of 1933.

         "Security"  includes  any  warrant  or  option to  acquire  or sell a
         ----------
         security and financial  futures  contracts,  but excludes  securities
                                                      ------------
         issued by the U.S. government or its agencies,  bankers' acceptances,
         bank   certificates  of  deposit,   commercial  paper,  high  quality
         short-term debt  instruments  including  repurchase  agreements,  and shares of any  open-end  mutual fund not traded on an exchange  which is not  affiliated  with OFI or any  affiliate of OFI.  "High quality short-term  debt  instrument"  shall  mean an  instrument  that has a maturity  at  issuance of less than 366 days and that is rated in one of the two  highest  rating  categories  by a  Nationally  Recognized
         Statistical Rating Organization (NRSRO).

         References  to a "Security"  in the Code of Ethics shall  include any warrant for, option in, or security or other  instrument  immediately convertible  into or whose value is derived from that  "Security" and any instrument or right which is equivalent to that "Security."

         "Security  Held or to be  Acquired"  by an Advisory  Client means any
         -----------------------------------
         Security  which,  within  the most  recent 15 days (1) is or has been held  by  the  Advisory  Client  or (2) is  being  considered  by the
         Advisory  Client  or  its  investment  adviser  for  purchase  by the
         Advisory Client.

         A security is "being  considered  for purchase or sale" from the time an order is given by or on behalf  of the  Portfolio  Manager  to the order room of an Advisory  Client  until all orders  with  respect to that security are completed or withdrawn.

         "Sub-Adviser"  means an investment adviser that acts as a sub-adviser
         -------------
         to a portfolio advised by OFI or its affiliates.

     3.  Prohibited Transactions
         -----------------------

         (a)  No  Affiliate or  Independent  Director may purchase or sell any
              Security  in  which  he  or  she  has  or  thereby   acquires  a
              Beneficial  Interest  with actual  knowledge  that a decision to place an order for the purchase or sale of the same  Security by an Advisory Client had been made or proposed.

         (b)  No Covered  Person may purchase or sell any Security in which he or she  has or  thereby  acquires  a  Beneficial  Interest  with actual  knowledge  that,  at the same  time,  such  security  is
              "being  considered  for purchase or sale" by an Advisory  Client or that such security is the subject of an outstanding  purchase or sale order by an Advisory Client.

(c)   No  Investment  Person may purchase  any  Security in an Initial  Public
              Offering.

(d)   No   Investment   Person  may,   without  the  express   prior   written
              pre-approval of the  Administrator  of this Code of Ethics which shall set  forth the  rationale  supporting  such  pre-approval, acquire any  security in a Private  Placement,  and if a Private
              Placement  security is  acquired,  such  Investment  Person must disclose  that  investment  when  he/she  plays  a  part  in  an
              Advisory Client's subsequent  consideration of any investment in that issuer,  and in such  circumstances,  an independent review shall be  conducted  by  Investment  Persons  who do not have an interest in the issuer and by the Administrator.

             (e)  A   Portfolio   Manager   may  not   purchase  or  sell  any
              Security  within  seven (7) days  before  or after the  purchase or  sale  of  that  Security  by an  Advisory  Client  of  which he/she is a  Portfolio Manager.

              Notwithstanding  the  foregoing,  if the  Advisory  Client  is a newly-established  separate  account with assets of $100 million or more for  which the  Securities  purchased  by the  Portfolio
              Manager to open the  separate  account are as directed by a "buy list"  compiled by OFI (or a subsidiary  of OFI),  the seven (7)
              day  personal  trading  prohibition  shall not apply on the date the separate  account is opened to  Securities  that were on the
              "buy list"  during the seven (7) days  preceding  the opening of the  separate  account  if  such  Securities  are in the S&P 500
              Index and the Portfolio  Manager limits  personal  trades in any such  Security  during  the seven  (7) days  before or after the opening of the separate  account to the greater of 100 shares or
              $10,000.

              Any profits realized on trades  prohibited by this section 3.(e)
              shall be disgorged.

         (f)  An  Investment  Person  may not  purchase  and  sell or sell and purchase  any  Security  within any sixty (60) day period,  with the  exception  of (i) the  instruments  listed in section  3(k)
              when  used  for  bona  fide  hedging  purposes  and  with  prior approval of the  Administrator of the Code of Ethics,  or (ii) a
              Security  traded  at a loss.  Any  profits  realized  on  trades prohibited by this section 3.(f) shall be disgorged.

         (g)  An  Investment  Person may not accept any gifts or anything else of more than a  de-minimis  value from any person or entity that does business with or on behalf of an Advisory Client.

         (h)  A purchase  or sale of a Security by an  Investment  Person that is  otherwise  permitted  by  this  Code  of  Ethics  may not be effected  until the  Investment  Person  first  obtains  written pre-clearance  from  the  Administrator  or the  Administrator's designee  and,  if  such  pre-clearance  is  obtained  from  the
              Administrator's  designee,  a copy of the written  pre-clearance is promptly received by the Administrator.

(i)   No Investment  Person may serve on the board of directors or trustees of a  publicly-traded  corporation or other business entity without the prior written approval of the Administrator.

(j)   No  Covered  Person  other  than  an  Independent  Director  may  sell a
              security   short,   except,   with   prior   approval   of   the
              Administrator  of the Code of  Ethics,  a short  sale as a hedge against a long position in the same security.

(k)   A Covered  Person,  with the exception of an Independent  Director,  may not purchase or sell options or futures,  other than options and
              futures   related  to   broad-based   indices,   U.S.   Treasury
              securities,  currencies and long portfolio positions in the same or a  substantially  similar  security.  When  used  as  a  bona fide hedge and with prior approval of the  Administrator  of the
              Code of Ethics,  the instruments listed in this section 3(k) are not subject to the 60-day hold requirement of section 3(f).

     4.  Exempt Transactions
         -------------------

         Neither the prohibitions nor the reporting  requirements of this Code apply to:

         (a)  Purchases  or sales of  Securities  for an account over which an
              Affiliate or Covered  Person has no direct  control and does not exercise indirect control.

         (b)  Involuntary  purchases  or sales made by either an  Affiliate or
              Covered Person or any Fund.

         (c)  Purchases which are part of an automatic  dividend  reinvestment plan.

         (d)  Purchases  resulting  from the exercise of rights  acquired from an issuer as part of a pro rata  distribution  to all holders of a class  of  securities  of  such  issuer  and the  sale of such rights.

         (e)  Purchases or sales which  receive the express  written  approval and  pre-clearance  of the  Administrator of this Code of Ethics because the  purchase or sale will not occasion the improper use of an Advisory Client's  proprietary  information or an abuse of the  individual's  position  of trust and  responsibility  to an
              Advisory Client and because:

              (i) their potential harm to an Advisory Client is remote;

              (ii)they  would be  unlikely  to  affect a highly  institutional market; or

              (iii)           they are  clearly not  related  economically  to
                  securities  being  considered  for  purchase  or  sale by an
                  Advisory Client.

     5.  Reporting Requirements
         ----------------------

(a)   Within  ten  (10)  days  after  the end of each  calendar  quarter,  all
              Covered   Persons   shall   make  a   written   report   to  the
              Administrator   of  this  Code  of  Ethics  of  all   non-exempt
              securities  transactions  occurring in the quarter by which they acquired or disposed of a  Beneficial  Interest in any  security and if no non-exempt  transaction in a security  occurred during the quarter, the written report shall so state.

              However,  a Covered  Person shall not be considered in violation of this Code of Ethics for not making a quarterly  report if all such  information  required by that report is contained in trade confirmations and account statements  previously provided to the
              Administrator  of  this  Code of  Ethics  for  the  time  period covered by that quarterly report.

         (b)  An   Independent    Director   need   only   report   non-exempt
              transactions (in which he or she has had a Beneficial  Interest)
              in a Security  (excluding,  for  purposes  of this  subparagraph
              (b),  open-end mutual funds affiliated with OFI or any affiliate of OFI)  which,  at the  time,  such  Director  knew,  or in the ordinary  course of  fulfilling  his or her duties,  should have known was purchased or sold or was being or had been  considered for  purchase or sale by an Advisory  Client  during the fifteen
              (15) day period  immediately  preceding or after the date of the
              Independent   Director's   transaction   and  if  no  non-exempt
              transaction  in a  security  occurred  during the  quarter,  the written  report,  if any,  shall so state. A written report will not  be  required  for  any  quarter  in  which  an  Independent
              Director has only exempt transactions to report.

(c)   Transactions in an account  identified to the Administrator of this Code of Ethics need not be otherwise  reported if the Covered  Person shall have authorized disclosure of all securities  transactions
              in  the  account  to  the   Administrator   and  furnished  such
              Administrator   copies   of  all   confirmations   and   monthly
              statements pertaining to such account.

(d)   Such  quarterly  report must  contain  the  following  information  with
            -----------------
              respect to each reportable transaction:

              (i)  Name(s)  in which the  account is  registered  and the date the account was established;

              (ii) Date and nature of the transaction  (purchase,  sale or any other type of acquisition or disposition);

              (iii)Title,  number of shares,  principal amount,  interest rate and  maturity  (as  applicable)  of each  security  and the price at which the transaction was effected;

(iv)  Name of the broker,  dealer or bank with or through whom the transaction was effected; and

              (v)  the date the report is submitted.

         (e)  Any such  report may  contain a  statement  that it is not to be construed as an admission  that the person  making it has or had any direct or indirect  Beneficial  Interest in any  security to which the report relates.

         (f)  All  Covered  Persons  other than  Independent  Directors  shall arrange for copies of confirmations  of all personal  securities transactions and periodic  statements of securities  accounts to be sent directly to the Administrator.

(g)   All Covered Persons other than  Independent  Directors shall  initially,
                                                                    ---------
              within ten (10) days of becoming a Covered Person, and at least
                                                                 -------------
              annually  thereafter  make  a  written  holdings  report  to the
              --------------------           -------------------------
              Administrator   of  the  Code  of  Ethics  with  the   following
              information (such information,  as to the annual report, must be current  as of a date no more than 30 days  before the report is submitted) :

              (i)  Name(s)  in which the  account is  registered  and the date the account was established;

              (ii) Title,  number of shares,  principal amount,  interest rate and maturity (as applicable) of  each security;

(ii)  Name of the broker,  dealer or bank with whom the account is maintained;
                   and

              (iv) the date the report is submitted.

         (h)  All Covered Persons shall, at least annually,  certify that they have read and  understand  the Code of Ethics and recognize that they are subject thereto.

         (i)  All  Covered  Persons  other than  Independent  Directors  shall certify annually,  that they have complied with the requirements of the Code of Ethics and that they have  disclosed  or reported all personal  securities  transactions and holdings  required to be disclosed or reported pursuant thereto.

         (j)  (1)  The  Sub-Adviser  shall,  within thirty (30) days after the end of each calendar  quarter,  submit a written  report to the  Administrator  of the Code of Ethics setting forth all personal  securities  transactions  by all Covered  Persons employed by the  Sub-Adviser  which occurred within fifteen
                   (15)  days of a  transaction  in the  same  security  by an
                   Advisory Client advised by the Sub-Adviser; or

              (2)  Alternatively,  where a Sub-Advisor for an Oppenheimer fund or  portfolio  thereof  has  adopted its own Code of Ethics which is  acceptable  to the  Independent  Directors of the
                   Oppenheimer  funds and which  complies with the  provisions of the Rule,  then, if acceptable to the Board of Directors of the Oppenheimer fund involved:

                   (i) the  Sub-Adviser's  Code of  Ethics  shall  govern  the activities of the Sub-Adviser and its access persons;

                   (ii)    the  Administrator  of the  Sub-Adviser's  Code  of
                       Ethics  shall,  within  thirty  (30) days of the end of
                       each   quarter,   submit  a  report  to  the  Board  of
                       Directors  of each  Oppenheimer  fund of  which it is a
                       Sub-Adviser:

                       (a) certifying   that   within  the  last   quarter  no
                           violations  of such  Code of Ethics  have  occurred
                           with respect to Covered  Persons of the Oppenheimer
                           funds affiliated with the Sub-Adviser; or

                       (b) if   any   such   violations   have   occurred,   a
                           description of the  violation,  the identity of the
                           individual(s)  involved and the  sanction,  if any,
                           imposed;

(iii) the  Administrator  of the  Sub-Adviser's  Code of Ethics shall submit a report,  at least annually,  to the Board of Directors
                        of each  Oppenheimer  fund sub-advised by Sub-Adviser,
                        which:

(a)   summarizes any changes in the  Sub-Adviser's  Code of Ethics made during the past year;
(b)   identifies any violations of the Sub-Adviser's  Code of Ethics requiring significant  remedial  action  during  the  past
                              year and describes the remedial action taken;
(c)   identifies  any   recommended   changes  in  existing   restrictions  or
                              procedures   based  upon  experience  under  the
                              Sub-Adviser's Code of Ethics,  evolving industry
                              practices or  developments in applicable laws or
                              regulations;
(d)   certifies  that the procedures  set forth in the  Sub-Adviser's  Code of
                              Ethics were as  reasonably  necessary to prevent
                              Covered  Persons  from  violating  the  Code  of
                              Ethics; and

                   (iv)    the  Administrator of this Code of Ethics shall not
                       have  responsibility  for overseeing the Code of Ethics
                       of the Sub-Adviser but shall request,  on behalf of the
                       Board  of  Directors  of the  Oppenheimer  funds,  that
                       Sub-Adviser   submit  the  reports   required  by  this
                       Section 5(j).

     6.  Confidentiality of Advisory Client Transactions
         -----------------------------------------------

         Until  disclosed in a public report to  shareholders or to the SEC in
the  normal  course,   all  information   concerning  the  securities   "being
considered  for  purchase  or  sale"  by any  Advisory  Client  shall  be kept confidential  by all Covered  Persons and  disclosed by them only on a need to
know  basis  in  accordance   with   practices  and  policies   developed  and
periodically  reviewed for their continuing  appropriateness  by an officer of
OFI  designated  for this purpose by its Chairman or President.  Any questions regarding  confidentiality  are to be  directed to the  Administrator  of this
Code of Ethics or to OFI's  General  Counsel.  It shall be the  responsibility of the  Administrator  of  this  Code  of  Ethics  to be  familiar  with  such practices  and policies and to report any  inadequacy  found by him to OFI and the directors of the Oppenheimer  funds or any committee  appointed by them to deal with such information.

     7.  Sanctions
         ---------

         Any  violation  of this  Code  of  Ethics  shall  be  subject  to the imposition  of such  sanctions by OFI as may be deemed  appropriate  under the circumstances  to achieve the purposes of the Rule and this Code of Ethics and may include  suspension  or  termination  of  employment,  a letter of censure and/or  restitution  of an amount  equal to the  difference  between the price paid or received by the affected Advisory  Client(s) and the more advantageous price paid or received by the  offending  person  except  that  sanctions  for
violation  of  this  Code  of  Ethics  by  an   Independent   Director  of  an
Oppenheimer  fund  will  be  determined  by  a  majority  vote  of  its  other
Independent Directors.

     8.  Administration and Construction
         -------------------------------

         (a)  The   administration  of  this  Code  of  Ethics  shall  be  the responsibility  of a person nominated by OFI and approved by the
              Independent  Directors of each of the  Oppenheimer  funds as the
              "Administrator" of this Code of Ethics.

         (b)  The duties of such Administrator will include:

              (i)  Continuous  maintenance  of a current  list of the names of all Covered  Persons  with an  appropriate  description  of their title or employment;

              (ii) Furnishing  all  Covered  Persons  a copy of  this  Code of
                   Ethics and initially  and  periodically  informing  them of their duties and obligations thereunder;

              (iii)    Designating,  as  desired,   appropriate  personnel  to
                   review   transaction  and  holdings  reports  submitted  by
                   Covered Persons;

              (iv) Maintaining or supervising  the  maintenance of all records required by the Code of Ethics;

              (v)  Preparing  listings  of all  transactions  effected  by any
                   Covered  Person  within  fifteen  (15)  days of the date on which the same  security was held,  purchased or sold by an
                   Advisory Client;

              (vi) Determining whether any particular  securities  transaction should be exempted  pursuant to the provisions of Paragraph
                   4(e) of this Code of Ethics;

              (vii)Issuing  either   personally  or  with  the  assistance  of
                   counsel as may be appropriate,  any  interpretation of this
                   Code  of  Ethics  which  may  appear  consistent  with  the objectives of the Rule and this Code of Ethics.

              (viii)   Conducting   such   inspections   or    investigations,
                   including  scrutiny  of  the  listings  referred  to in the subparagraph  (v) above, as shall reasonably be required to
                   detect  and  report,  with  his/her  recommendations,   any
                   apparent  violations  of this  Code of Ethics to OFI and to the  directors  of the  affected  Oppenheimer  funds or any committee appointed by them to deal with such information;

              (ix) Submitting a quarterly  report to the Board of Directors of each Oppenheimer fund  potentially  affected,  containing a description  of any  violation  and the  sanction  imposed;
                   transactions  which suggest the possibility of a violation;
                   interpretations  issued by and any  exemptions  or  waivers found  appropriate  by the  Administrator;  and  any  other significant  information  concerning the appropriateness of this Code of Ethics.

              (x)  Submitting a written  report at least annually to the Board of Directors or Trustees of each Oppenheimer fund which:

                   (a) summarizes  existing  procedures   concerning  personal
                       investing  and  any  changes  in  the  procedures  made
                       during the past year;

                   (b) identifies   any   violations   requiring   significant
                       remedial  action during the past year and describes the
                       remedial action taken;

                   (c) identifies   any   recommended   changes  in   existing
                       restrictions or procedures  based upon experience under
                       the Code of  Ethics,  evolving  industry  practices  or
                       developments in applicable laws or regulations;

(e)   reports  with  respect  to the  implementation  of this  Code of  Ethics through  orientation and training programs and on-going
                       reminders; and

(f)   certifies  that the  procedures set forth in this Code of Ethics were as reasonably  necessary to prevent  Covered  Persons from
                       violating the Code of Ethics.

              (xi) Maintaining  periodic  educational  conferences  to explain and reinforce the terms of this Code of Ethics.

     9.  Required Records
         ----------------

         The  Administrator  shall  maintain and cause to be  maintained in an easily accessible place, the following records:

         (a)  A copy of any Code of Ethics adopted  pursuant to the Rule which has been in effect during the most recent five (5) year period;

(b)   A record of any violation of any such Code of Ethics,  and of any action taken as a result of such violation,  within five (5) years from the  end of the  fiscal  year  of OFI in  which  such  violation occurred;

(c)    A copy of  each  report  made by a  Covered  Person,  as well as  trade confirmations  and account  statements that contain  information not  duplicated in such reports,  within five (5) years from the end of the fiscal  year of OFI in which  such  report is made or information  is  provided,  the first two (2) years in an easily accessible place;

(d)   A copy of each  report made by the  Administrator  within five (5) years from the end of the fiscal  year of OFI in which such  report is made or issued,  the first two (2) years in an easily accessible place;

(e)   A list,  in an easily  accessible  place,  of all  persons  who are,  or within the most recent five (5) year period have been,  required to make reports  pursuant to the Rule and this Code of Ethics or who are or were responsible for reviewing these reports; and

         (f)  A  record  of any  decision,  and  the  reasons  supporting  the decision,  to permit an  Investment  Person to acquire a Private
              Placement  security,  for at least five (5) years  after the end of the fiscal year in which permission was granted.

     10. Amendments and Modifications
         ----------------------------

         This  Code of  Ethics  may not be  amended  or  modified  except in a
written  form  which  is  specifically   approved  by  majority  vote  of  the
Independent Directors of each of the Oppenheimer funds.

Dated as of: May 15, 2002

                                    Adopted by the Board of Trustees/Board I
                                    April 11, 2002

                                    __/S/ KATHERINE P. FELD___________________
                                    ------------------------------------------
                                    Katherine P. Feld, Assistant Secretary

                                    Adopted by the Board of Trustees/Board II
                                    April 23, 2002

                                     /S/        KATHERINE        P.FELD
                                    ------------------------------------------
----------------------
                                    Katherine P. Feld, Assistant Secretary

                                    Adopted  by the  Board  of  Trustees/Board
III
                                    April 8, 2002

                                    ___/S/ KATHERINE P. FELD__________________
                                    ------------------------------------------
                                    Katherine P. Feld, Assistant Secretary

                                    Adopted by the Board of Trustees/Board IV
                                    October 21, 2002

                                    ___/S/ KATHERINE P. FELD_________________
                                    -----------------------------------------
                                    Katherine P. Feld, Assistant Secretary

LEGAG/CODE_2002 May 15 FINAL